Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS THIRD-QUARTER 2009 FINANCIAL RESULTS

•	Revenue Increased 19 Percent over Q2 ’09, to $21.6M
•	Operating Expenses Decreased 15 Percent Quarter over Quarter
•	PCI Express Revenue Grows Significantly

SUNNYVALE, Calif. – (October 27, 2009) – PLX Technology, Inc. (NASDAQ: PLXT) today announced financial results for the third quarter ended September 30, 2009.

“As projected last quarter, our enterprise customers led the way in driving the majority of our revenue growth,” said Ralph Schmitt, PLX® chief executive officer.  “Our PCI Express business continues to diversify with faster growth in the networking, storage and embedded applications. The consumer storage business was first to recover and we continued to see robust revenue trends during Q3.”

For the third quarter ended September 30, 2009, PLX reported net revenues of $21.6 million, a 19 percent increase from the $18.2 million reported in the second quarter ended June 30, 2009, and a four percent increase from the $20.8 million reported in the third quarter ended September 30, 2008.

The net loss for the third quarter ended September 30, 2009, was $1.9 million, or a loss of $0.05 per share (diluted).  This compares with a net loss of $9.1 million, or a loss of $0.26 per share (diluted), in the second quarter ended June 30, 2009, and a net income of $798,000, or $0.03 per share (diluted), in the third quarter ended September 30, 2008.

The Company’s gross margin for the third quarter ended September 30, 2009, was 56.3 percent, as compared with 55.6 percent for the second quarter ended June 30, 2009, and 58.5 percent for the third quarter ended September 30, 2008.

Operating expenses were $14.2 million for the third quarter ended September 30, 2009, as compared with $16.6 million in the second quarter ended June 30, 2009, and $11.6 million in the third quarter ended September 30, 2008.  Third quarter 2009 operating expenses included stock-based compensation expense of $164,000, amortization of acquired intangibles of $854,000 and restructuring costs of $171,000 associated with the downsizing of PLX’s Singapore office.  The Company continues to reduce its recurring expenses.

Cash and investments decreased by $229,000 in the quarter ended September 30, 2009.  The Company’s $1.9 million quarterly loss includes non-cash items totaling $1.8 million.  At September 30, 2009, cash and investments were $38.5 million, a decrease of $8.6 million from $47.1 million at December 31, 2008.

Product Information

PLX made key announcements across all product families in the third quarter:

•	Within the storage family, the industry’s highest-performance, lowest-power consumer storage controller offering FireWire 800 and USB 2.0 interfaces was introduced.
•	The PCI Express family revenues exceeded the $100 million mark with over 16 million ports shipped to date.
•	The industry’s largest PCI Express switches at 96 lanes and 24 ports were announced with the support for ACS technology, a key requirement of I/O virtualization applications.
•	A design with ASUS that showcases a PLX PCI Express switch enabling the world’s first SATA 6Gb/s motherboard was announced.
•	Within PLX’s connectivity family, key design milestones were announced that bring to market a diverse set of USB 3.0 (SuperSpeed USB) solutions for a wide variety of applications.

Business Outlook

“We are tracking towards our goal of profitability in Q4’09,” said Schmitt.  “Our expenses have come in line as projected and we continue to see bookings to support a revenue-growth quarter. Our channel inventory actually decreased in the past quarter as our customers are taking product to meet true end demand. There is no indication of inventory builds or double ordering.”

The following statements are based on current expectations.  The Company does not intend to update, confirm or change this guidance until its fourth-quarter earnings release, although it may provide additional detail regarding its guidance during today’s scheduled conference call.

•	Net revenues for the fourth quarter ended December 31, 2009, are expected to be between $22.5 million and $25.5 million.
•	Gross margins are expected to be approximately 55 percent.
•
Operating expenses are expected to be approximately $14.0 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $1.0 million.

PLX management plans to conduct a conference call today at 3:00 p.m. PDT to discuss its third-quarter financial results, as well as its fourth-quarter outlook.  A live Webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 785.830.1997.  A recorded replay of this Webcast will be available on the PLX Website beginning 6:00 p.m. (PDT) on October 27, 2009, through 6:00 p.m. (PST) on November 3, 2009.  To listen to the replay via telephone, call 719.457.0820 and use access code 9608746.

For the live Webcast, listeners should go to the PLX Web site at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX

PLX Technology, Inc. (Nasdaq: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor based connectivity solutions primarily targeting the enterprise and consumer markets.  The Company executes on innovative software enriched silicon through feature differentiation, high-quality interoperability and performance. www.plxtech.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s continuing reduction to recurring expenses and estimated net revenues, estimated operating expenses, estimated gross margins, and tracking towards the goal of profitability for the fourth quarter of 2009, which are set forth under the caption “Business Outlook.”  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2008, and PLX’s quarterly report on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Editorial contact:                                                                                                                            Company contact:
Jerry Steach                           Arthur O. Whipple, CFO
CommonGround Communications (for PLX)                                                                           PLX Technology, Inc.
Tel: 415.222.9996                         Tel: 408.774.9060
jsteach@plxtech.com                                                                                                                     investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2009	2008	2009	2009	2008

Net revenues	$21,559	$20,790	$18,178	$56,194	$66,895
Cost of revenues	9,420	8,630	8,076	25,007	27,034
Gross margin	12,139	12,160	10,102	31,187	39,861

Operating expenses:
Research and development	7,550	6,000	8,570	24,023	20,289
Selling, general and administrative	5,608	5,436	7,084	19,587	17,952
Acquisition and restructuring related costs	171	-	99	2,900	-
Amortization of purchased intangible assets	854	150	854	2,562	593
Total operating expenses	14,183	11,586	16,607	49,072	38,834

Income (loss) from operations	(2,044)	574	(6,505)	(17,885)	1,027
Interest income and other, net	149	336	117	314	1,200
Loss on fair value assessment	-	-	(2,652)	(3,842)	-

Income (loss) before provision for income taxes	(1,895)	910	(9,040)	(21,413)	2,227
Provision (benefit) for income taxes	(41)	112	16	(6)	442

Net income (loss)	$(1,854)	$798	$(9,056)	$(21,407)	$1,785

Basic net income (loss) per share	$(0.05)	$0.03	$(0.26)	$(0.61)	$0.06
Shares used to compute basic per share amounts	37,005	28,009	35,061	35,195	28,270
Diluted net income (loss) per share	$(0.05)	$0.03	$(0.26)	$(0.61)	$0.06
Shares used to compute diluted per share amounts	37,005	28,122	35,061	35,195	28,415

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30	December 31
	2009	2008
	(unaudited)	(unaudited)
ASSETS

Cash and investments	$38,523	$47,127
Accounts receivable, net	7,969	5,712
Inventories	8,323	7,257
Property and equipment, net	11,016	10,590
Goodwill	1,367	-
Other intangible assets	6,494	-
Other assets	8,266	6,574
Total assets	$81,958	$77,260

LIABILITIES

Accounts payable	$6,623	$4,003
Accrued compensation and benefits	1,637	2,360
Accrued commissions	702	475
Other accrued expenses	1,663	1,219
Short term note payable	1,149	-
Long term note payable	860	-
Total liabilities	12,634	8,057

STOCKHOLDERS' EQUITY

Common stock, par value	37	28
Additional paid-in capital	153,806	132,159
Accumulated other comprehensive loss	(24)	104
Accumulated deficit	(84,495)	(63,088)
Total stockholders' equity	69,324	69,203
Total liabilities and stockholders' equity	$81,958	$77,260

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2009	2008	2009	2009	2008
Net Revenues by Geography
Americas	15%	32%	17%	18%	32%
Asia Pacific	76%	53%	74%	72%	55%
Europe	9%	15%	9%	10%	13%

	Share-Based Compensation*

	Three Months Ended			Nine Months Ended
	September 30	September 30	June 30	September 30
	2009	2008	2009	2009	2008
Manufacturing	$6	$14	$69	$85	$47
Research and development	62	273	595	766	1,027
Selling, general and administrative	102	400	1,456	1,779	1,459
	$170	$687	$2,120	$2,630	$2,533
* includes FAS123R option expense and ESOP expense